ALPHASTAFF
Simplifying Business, Benefiting People

800 Corporate Drive, Suite 600
Fort Lauderdale, Florida 33334
Phone: 888-335-9545 Fax : 866-501-4022
Website: www.alphastaff.com

SERVICE AGREEMENT

This Service Agreement is entered into this January 1 day of January, 2008 by and between **AlphaStaff, Inc.**, a Florida corporation (hereafter referred to as "AlphaStaff"), and **Advaxis** (hereafter referred to as "Client Company"), whose respective addresses are set forth below. The effective coverage for payroll, workers' compensation coverage and employment practices liability insurance is the ____________ day of ______________________, 2008 (the "Effective Date"). If Client Company does not submit payroll on this date, the Effective Date will be the 1st day of the pay period for which the 1st payroll is processed, unless specifically identified herein."

AlphaStaff is in the business of providing HR outsourcing and co-employment services. Client Company desires that AlphaStaff provide those services, which are collectively described in this Agreement, in Schedule A and Schedule B and in any executed exhibits or addenda. Schedule C (the "General Terms Schedule") further contains additional provisions which are fully incorporated into this Agreement. The terms, conditions and provisions contained herein and in the attached schedules constitute one and the same document and are collectively referred to as "the Agreement."

In consideration for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

Services and Fees. The Parties agree that AlphaStaff will provide those services described in this Agreement (hereinafter "Services") and pursuant to the terms and conditions set forth herein. The fees to be paid by Client Company for such Services are as set forth in Schedule A, any exhibit denominating fees for other than standard services and products and any addendum or modification thereto. All rates provided in Schedule A are billing fees and may include fees associated with the provision of services thereto. The fees set forth in Schedule A are subject to adjustment by AlphaStaff based upon changes in (i) local, state and/or federal employment and tax law, (ii) AlphaStaff or AlphaStaff providers' insurance requirements or costs , (iii) requirements of Work Site employees assigned to Client Company, (iv) increases in unemployment experience or rate or (v) changes in Client Company's payroll. In the event AlphaStaff provides written notice of an upward fee adjustment to Client Company and AlphaStaff does not receive a written notice of termination from Client Company within fourteen (14) days of notification of such fee adjustment as provided for in Section 10(b) of this Agreement, such fee adjustment shall be effective as of the date of notice unless otherwise specified by AlphaStaff. Client Company acknowledges and agrees that any decisions made relative to cancellation or termination of any insurance policies in effect prior to the effective date of this Agreement are the sole responsibility of Client Company.

Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of one year (the "Initial Term"), and shall be automatically extended for successive one year renewal terms unless either Party shall give written notice of its election not to renew this Agreement not more than 60 nor less than 30 days prior to the commencement of any renewal term (the Initial Term, together with all renewal terms, if any, shall be referred to as the "Term").

Payment Terms. Client Company agrees to pay all fees in accordance with the terms of this Agreement Except as otherwise specifically provided, all fees shall be due and payable without set-off or claim. All funds due AlphaStaff are payable by wire transfer when due, or in a method and time acceptable by AlphaStaff. Payment shall have been deemed made only when AlphaStaff has received final, irrevocable cleared funds at its bank. In the event funds in the Client Company's account are insufficient to cover payments made, Client Company agrees to immediately transfer funds in the amount of the payment due to AlphaStaff by wire transfer. AlphaStaff may immediately demand that the guarantors, if any, make payment for any amounts Client Company does not pay when due. . A late payment charge of one and one-half percent (1 1/2%) may be added to all accounts not paid when due. An unpaid balance will also be subject to periodic charge of one and one-half percent (1 1/2%) per calendar month (or such lesser interest amount if set by applicable law at a lower amount) until paid in full.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.

Client Company	**AlphaStaff**
Advaxis	
By: [signature]	By: ______________________
Title: VP Finance	Title: ______________________
Street: 675 Route One	800 Corporate Drive, Suite 600
City, State, Zip: North Brunswick NJ 08902	Fort Lauderdale, FL 33334

AlphaStaff Service Agreement
SCHEDULE A

Company Name: **Advaxis**
Street Address: Suite 117 675 US Rte 1
City, State Zip: New Brunswick, NJ 08902

Number of Employees: 9
Payroll Frequency: 26
Estimated Annual Gross Payroll: $1,395,000

First Pay Date: 1/8/09
For Period: 12/22/08 **To:** 1/4/09
Week Starts: (Day of Week:) Monday **Ends:** Sunday
***Payroll Call In:** Monday
Must be a minimum of three (3) business days prior to Pay Date

Payroll Delivery: 1/8/09

Billing Summary:

Workers Comp Codes (NJ)	8810	4571
Workers Comp Billing Fee	0.270	1.070
Tax Billing Fees		
FICA	7.650	7.650
FUTA	0.800	0.800
SUTA	3.000	3.000
Admin Billing Fee	0.800	0.800
Total Billing Fee	12.520	13.320
Post Cut Off Billing Fee	8.720	9.520

Pricing valid 90 days from Proposal Date.

Payment Terms:

[X] Reverse Wire: Will be initiated 2 days prior to the Pay Date.

[ ] Wire Transfer: Must be received by 3:30 P.M. 2 days prior to the Pay Date.

(Client responsible for banking charges for Reverse Wire and Wire Transfer)

Dated this 1st day of December, 2008

Client Company:

By: [signature]
Client Company Officer

AlphaStaff:

By: ______________
AlphaStaff

SCHEDULE B
Standard Products and Services

Human Resources

- Needs Assessment Performed/Service Calendar Developed
- Forms Review & Revision
- Job Descriptions (For Core Positions)
- Mandatory Posters Provided for Existing Locations
- Analysis of Current Recruitment Practices & Recommendations
- Verifications of Employment
- Review of Employee Personnel Files For Compliance
- Creation/Revision of Employee Handbook/HR Reference Guide for Managers
- Employment Issues Counseling/Consultation
- Unemployment Claims Administration
- Facilitation of internal investigations for claims of harassment, discrimination and retaliation.
- Employee Assistance Program (EAP)
- EEOC Claim Handling and Mediation Assistance
- EEO1 Report Preparation
- Employment Practices Liability Insurance (EPLI) (Client Company Pays Deductible)
- Reduction in Force (RIF) Assistance
- Governmental Inquiries & Investigation Assistance
- 1-800 hotline for Employee Reports of Harassment and Discrimination
- FLSA Audit and Recommendations
- Human Resource Compliance Audit and Needs Assessment

Training

- Diversity/Sensitivity (for Employees and Managers)
- Performance Management (for Managers)
- Hiring (for Managers)
- Terminations (for Managers)
- Documentation and Discipline (for Managers)
- Employee Coaching (for Managers)

Benefits

- Open Enrollment Processing for AlphaStaff-Sponsored Plans
- Eligibility and Enrollment/Administration and Processing
  - Medical
  - Dental/Vision
  - Life and Disability
  - Short Term and Long Term Disability Plans
  - Flexible Spending Accounts
  - Voluntary Benefits
- COBRA Administration
- Premium Billing and Reconciliation
- Specialized Customer Service for
  - Eligibility enrollment discrepancy resolution
  - Claims dispute mediation
  - Coordination of benefits resolution
  - Health care and network education
  - ERISA adherence and conformity

Payroll Administration/Technology

- InfoSource Products
  - Payroll Time Entry
  - Automated Payroll Training
  - Employee Self Service via Web
  - Employee Maintenance
  - Event Tracking
  - Payroll Calculator
  - Salary Research
  - W2 Reprint
  - Knowledgebase Access
  - Standard Electronic Reporting
- Loan Tracking
- Paper Reporting
- Paid Time Off (PTO) Tracking
- W2 processing
  - Mail or Electronic Distribution for Employees
  - Electronic Distribution for Employer
- Deduct and Credit Service on Benefits
- New Hire Reporting
- Garnishment Administration*
- Direct Deposit Administration
- Overnight Delivery for Payrolls

Risk Management & Safety

- Claims Management Services (Reviews/Training)
  - RTW Programs
- Analysis Services (Reserve/Loss Development/W/C Class Code Corrective Analysis)
- Loss Control Safety Services
  - Customize Health & Safety Manual
  - Implement Best Practices
  - Training Materials
  - Safety Incentive Programs
  - Industry-Specific Service Plans
  - On-Site Walk-Through Inspections

General Training Programs:

▪ Safety & Health Programs/Audits ▪ Hazard Communications ▪ Lockout/Tagout ▪ Bloodborne Pathogens ▪ Employee Emergency Actions

- OSHA Compliance Consulting
- Fork Lift Certification
- Insurance/Workers' Compensation Programs
- Additional Lines of Coverage Consultation: EPLI

*A $2.00 per check fee will be charged to the Work Site Employee

SCHEDULE C
to
Service Agreement

GENERAL TERMS AND CONDITIONS

1. **Work Site Employees**. (a) AlphaStaff shall furnish to Client Company employees that will perform those job functions identified by the workers' compensation code classifications as set forth on Schedule A hereto (the "Work Site Employees"). Client Company warrants that the list of workers' compensation classifications is accurate and complete and that employees performing these job functions do so at the location or locations specified by Client Company on Schedule A. Client Company understands and agrees that notification to AlphaStaff must be given prior to any modification or addition to any of the workers' compensation classifications or any changes in locations where Work Site Employees are performing job functions pursuant to this Agreement. The Client Company further agrees that it will provide AlphaStaff prior written notice 30 days before introducing any new lines of business, new business entities, new locations, changes in business structure, mergers with another corporate entity or any sale of its business to new owner, or before beginning the employment of an employee in a state not currently identified on Schedule A.

(b) Prior to the Work Site Employees' commencement of employment pursuant to this Agreement, Client Company represents that each Work Site Employee has completed and delivered to AlphaStaff the following forms: (i) New Hire Packet; (ii) a W-4 Withholding Form and (iii) any other statutorily required tax or work forms (collectively the aforementioned forms set forth in (b)(i), (ii) and (iii) are referred to herein as the "Employee Forms"). Client Company expressly agrees and acknowledges that no Work Site Employee shall become employed by AlphaStaff, covered by AlphaStaff's workers' compensation insurance or any other benefit of employment or issued a payroll check, unless the individual has, prior to commencing work for AlphaStaff, completed the Employee Forms. Client Company shall not represent to any individual that such person has been hired by AlphaStaff until Client Company can access that employee's record on AlphaStaff's website at www.alphastaff.com. In addition, AlphaStaff shall not be considered to be an employer of any individual for whom payroll information is not supplied during any payroll period (except as may be required by law). Client Company assumes full responsibility for workers' compensation claims of individuals paid directly by Client Company, as well as for other parties hired by or working for Client Company, whether as an employee, independent contractor, or in any other status. In no event will any independent contractor, nor any other person who is not employed by AlphaStaff, be covered by AlphaStaff's workers' compensation policy.

(c) AlphaStaff does not assume any responsibility for, and makes no assurances, warranties, or guarantees as to the ability or competence of any Work Site Employee. Client Company assumes all responsibilities to perform any and all work history, reference checks and background checks on Work Site Employees.

(d) AlphaStaff shall retain sufficient authority as is required by law so as to maintain a right of direction and control over the Work Site Employees assigned to Client Company's location, and shall retain the authority to hire, terminate, discipline and reassign Work Site Employees. Terms and conditions of employment will be comparable to those prior to the Agreement. Client Company shall, however, retain such sufficient direction and control over the Work Site Employees as is necessary to conduct Client Company's business and without which Client Company would be unable to conduct its business, discharge any fiduciary responsibility that it may have, or comply with any applicable licensure, regulatory, or statutory requirement of Client Company. Such authority maintained by Client Company shall include the right to accept or cancel the assignment of any Work Site Employee. Additionally, Client Company shall have sole and exclusive control over the day-to-day job duties of all Work Site Employees and AlphaStaff shall have no responsibilities with regard to the Work Site Employees' performance of such day-to-day job duties. Furthermore, AlphaStaff shall have no control over the job site at which, or from which, the Work Site Employees perform their services and such is solely and exclusively the responsibility of the Client Company.

2. **Transferring of Funds and Payment of Wages.** (a) AlphaStaff shall be responsible for the payment of wages to the Work Site Employees after proper reporting of wage information to AlphaStaff, regardless of funding by Client Company. In the event Client Company does not pay AlphaStaff for the complete payroll and for all services rendered, AlphaStaff may pay Work Site Employees at the minimum wage rate or minimum base salary provided for in the Fair Labor Standards Act and pursuant to New Jersey law. This provision in no way affects the obligation of Client Company to pay AlphaStaff for all services rendered and in no way affects the obligations of Client Company pursuant to state and federal law, including but not limited to the requirement to pay all Work Site Employees their regular rate of pay through AlphaStaff (or directly, if otherwise required by law). Notwithstanding anything to the contrary, AlphaStaff does not assume responsibility for payment of bonuses, commissions, severance pay, deferred compensation, profit sharing, vacation, sick, or other paid time off pay, or for any other payment, where payment for such items has not been received by AlphaStaff from Client. Upon payment by Client Company, AlphaStaff shall prepare and distribute payroll amounts to Work Site Employees, make the appropriate payroll deductions and collection of taxes, file the appropriate reports and make payment to proper governmental authorities for federal, state, and local income taxes, Social Security tax, federal and state unemployment insurance taxes and any other

federal or state tax as required regarding Work Site Employees.

3. **Workers' Compensation**. (a) AlphaStaff shall secure workers' compensation coverage in such amounts as is required by applicable law and shall be responsible for the management of workers' compensation claims, claims filings and related procedures for the Work Site Employees for services which they perform as Work Site employees.

(b) While AlphaStaff shall retain a right of direction and control over the management of safety, risk and hazard control (including worksite safety, inspections, policies and workers' compensation management) involving Work Site Employees performing work at Client Company work sites, as may be required by applicable state and federal laws, Client Company shall be responsible for compliance with all applicable laws related to such matters and retains ultimate responsibility and supervisory authority over the safety of the worksite, including the power to correct safety and health violations.. Client Company shall maintain a safe working environment, allow for proper training in compliance with state and Federal OSHA Standards, and establish and maintain such safety programs, safety policies, and safety committees as may be required by law or by AlphaStaff. AlphaStaff shall provide such assistance and maintain such responsibility for performing safety inspections of Client Company equipment and premises and assistance in the promulgation and administration of employment and safety policies as is required by applicable law; however, Client Company acknowledges that AlphaStaff shall not be considered a joint employer for purposes of OSHA. Client Company shall comply, in all respects, with any AlphaStaff workers' compensation light duty requirements as reasonably directed by AlphaStaff, including reinstatement of employees in a light duty capacity, and shall comply with the Post Accident Drug and/or Alcohol Testing Policy selected by the Client Company.

(c) Client Company represents (i) that its working environment, equipment, machinery, supplies and training for its existing employees meet all state and federal OSHA standards and (ii) that the environment, equipment, machinery, supplies and training will be maintained in compliance with such standards during the duration of this Agreement. Client Company shall provide and ensure use of all personal protection gear and equipment, as required by federal OSHA Standards, or as deemed necessary by AlphaStaff or AlphaStaff's workers' compensation carrier.

(d) In the event of an incident involving any Client Company employee, Client Company shall provide AlphaStaff with a faxed or e-mailed copy of the AlphaStaff Supervisor's Incident Report in the manner outlined in the AlphaStaff workers' compensation Claims Reporting Process. In addition, the Client Company shall provide AlphaStaff with an AlphaStaff Supervisors Incident Report within one (1) business day of a reportable incident. Neither AlphaStaff nor its workers' compensation carrier shall assume liability, and Client Company shall hold AlphaStaff and its workers' compensation carrier harmless, for any and all medical treatment or lost wages which may occur on behalf of any Work Site Employee if the Client Company fails to notify AlphaStaff of an incident within the time period prescribed in the immediately proceeding sentence. The Client Company will be responsible for paying any penalties or fees associated with late claims reporting. The Client Company acknowledges its responsibility as a employer under NJSA 34:15-17 and NJSA 34:15-96 in providing proper notification of any incident involving any Work Site Employee to AlphaStaff in a timely manner. All recordable incidents are to be recorded on the Client Company's OSHA 300 log.

(e) Client Company shall be responsible, in all instances, for payment of any fines, penalties, assessments, costs and damages (including attorneys' fees of Client Company and AlphaStaff) associated with any OSHA claims or actions. Client Company shall bear all responsibility for the mitigation of damages.

(f) Client Company's failure to cooperate with AlphaStaff, its carriers or consultants on job-site safety issues and/or non-cooperation in matters related to treatment of worksite employees, is considered a material breach of this Agreement, entitling AlphaStaff to an immediate right to terminate pursuant to Paragraph 10.

4. **Benefit Plans**. (a) Client Company acknowledges that AlphaStaff has available employee benefit plans for the possible application to the Work Site Employees. If Client Company accesses any of AlphaStaff's available benefit options, it is understood that Client Company extends to AlphaStaff the authority to bind benefit coverage on behalf of Client Company. In the event that Client Company elects to have its employees participate in an AlphaStaff-sponsored benefit plan, Client Company acknowledges that it has exercised independent judgment in selecting this option. It has been disclosed to Client Company that makes such an election that AlphaStaff and/or related entities will be providing services to the plan for a fee/commission. Any other employee benefit plans maintained by Client Company, regardless of whether they provide benefits to the Work Site Employees, shall be the sole responsibility of Client Company unless otherwise specified in Section 4(b) below.

(b) Client Company may request that AlphaStaff assume limited administrative responsibility for healthcare and any other specified Client Company sponsored benefit programs, including but not limited to, current active and/or eligible COBRA participants of the Client Company's group health insurance plan which is in force or being put in force as of the Effective Date, or some future date, of this Agreement. AlphaStaff may assume this responsibility on a case by case basis however, AlphaStaff shall not, under any circumstances, agree to assume such responsibility unless the Client Company identifies in writing all currently active and/or eligible COBRA participants in accordance with applicable federal law. Upon termination of this Agreement, Client Company shall immediately replace all group benefit plans offered by AlphaStaff.

(c) To assure compliance with the Internal Revenue Code, the Employee Retirement Income Security Act and other related regulations, Client Company certifies that it has properly disclosed all critical information regarding its health and benefit plans to AlphaStaff and has

complied and will continue to comply with all applicable laws.

(d) To assure compliance with the Internal Revenue Code, the Employee Retirement Income Security Act and other related federal regulations, Client Company certifies that it has properly disclosed the following to AlphaStaff on the required Retirement Plan Questionnaire: (i) any retirement plans currently or previously maintained by the adopting company or any related entities (within the meaning of the Internal Revenue Code Section 414, including 414(c) and 414(h)); (ii) listed all of the owners, officers and shareholders (to identify those highly compensated and key employees for purpose of discrimination and top heavy testing); and (iii) listed/entered any family relationships for owners, officers and shareholders with co-employees. In the event that Client Company has failed to properly identify and/or properly complete the Retirement Plan Questionnaire, Client Company agrees to indemnify AlphaStaff Indemnified Parties (hereinafter defined) for any and all liability associated therein pursuant to Section 7 of this Agreement.

In the event the Client Company merges its qualified retirement plan into the AlphaStaff Qualified Retirement Plan, or prior to Client Company transferring assets from its qualified plan into the AlphaStaff Qualified Retirement Plan, Client Company understands and agrees that AlphaStaff shall have the right to inspect all plan documents, records, IRS determinations, etc. for compliance with the law and reserves the right to refuse to merge the Client Company's transferring assets.

Client Company agrees that if this Agreement is terminated between Client Company and AlphaStaff, and Client Company does not adopt a successor plan and arrange for a transfer of assets from the AlphaStaff Qualified Retirement or Health and Welfare Plan to the successor plan within six (6) months of the termination date, all Work Site Employees covered under the AlphaStaff Retirement Plan will become fully vested in their account balances.

If Client Company maintained a plan during the plan year (January 1 through December 31) prior to the date of this Agreement, Client Company acknowledges that it has provided to AlphaStaff all required information (including but not limited to Box 1 wages and employee deferrals, employer matches, and contributions, etc.), prior to the date hereof.

Client Company agrees that in the event the AlphaStaff Qualified Retirement Plan as adopted by the Client Company becomes top heavy as defined by the prevailing Internal Revenue Code and/or regulations, Client Company will be solely responsible for making a contribution to non-key Work Site Employees assigned to it to satisfy the top heavy test.

In addition, Client Company warrants that no covered Work Site Employee will receive compensation originating from Client Company that will not be paid directly by AlphaStaff. Client Company acknowledges that any payment made to any Work Site Employee outside this Agreement may result in the AlphaStaff Retirement Plan being disqualified. In the event the AlphaStaff Retirement Plan is disqualified as a result of the Client Company failure to report any compensation to covered Work Site Employees, Client Company agrees to indemnify AlphaStaff Indemnified Parties for any and all liability associated with such disqualification pursuant to Section 7 of this Agreement.

5. **Limit of Services**. AlphaStaff will provide only the services listed on Schedules A and B hereto and those additional services delineated with their respective fees in any incorporated exhibits and addenda. No other services shall be provided or implied, including without limitation any strategic, operational or other business related decisions with regard to Client Company's business. Such decisions shall exclusively be the responsibility of Client Company and AlphaStaff shall bear no responsibility or liability for any actions or inactions by Client Company. When implementing such decisions, whether or not the actions are implemented by Work Site Employees, Client Company shall be acting solely on its own volition and responsibility. If AlphaStaff is a co-employer of any supervisory employees of Client Company, such supervisory employees' scope of employment is strictly limited. Supervisors' actions which are in violation of law or which result in liability will be outside the scope of their responsibility as AlphaStaff Work Site Employees and in such an event supervisory employees will be acting solely as the agents of Client Company.

6. **Insurance**. Upon the execution of this Agreement, Client Company shall provide to AlphaStaff proof of comprehensive general liability insurance coverage for its operations and all employees, with a minimum limit of liability no less than one million ($1,000,000.00) dollars per occurrence. If any Work Site Employee will operate a vehicle of any kind, whether owned or otherwise constructively owned for Client Company, Client Company shall furnish liability insurance therefor against liability for bodily injury and property damage and against uninsured motorists, each with a minimum limit of liability of no less than one million ($1,000,000.00) dollars. Such policies shall also include blanket contractual liability and personal injury liability coverage. In addition, if professional Work Site Employees are provided hereunder, professional liability coverage will be secured and maintained by Client Company with a limit of liability of no less than one million ($1,000,000.00) dollars. Within ten (10) business days from the date of this Agreement, Client Company shall, at its own expense, include AlphaStaff as an additional insured on all of Client Company's insurance policies, including without limitation professional liability policies and fidelity bonds. Client Company's obligations under this Section shall survive termination of this Agreement.

7. **Indemnification**. (a) Without regard to the fault or negligence of any party, Client Company hereby unconditionally indemnifies, holds harmless, protects and defends AlphaStaff, and all subsidiary, affiliate, related, and parent companies, employees, their current and former respective shareholders, non-Work Site Employees, attorneys, officers, directors, agents and representatives (all indemnified parties referred to as "AlphaStaff Indemnified Parties") from and against any and all claims, demands, damages (including liquidated, punitive and compensatory), injuries, deaths, actions and causes of actions, costs and expenses (including attorney's

fees and expenses at all levels of proceedings and fees incurred in enforcing this indemnity), losses and liabilities of whatever nature (including liability to third parties), and all other consequences of any sort, whether known or unknown, without limit and without regard to the cause or causes thereof or the negligence of AlphaStaff or any AlphaStaff Indemnified Party that may be asserted or brought against any AlphaStaff Indemnified Party which is in any way related to this Agreement, the products or services provided by Client Company or by AlphaStaff, the actions of any Work Site Employee, the actions of any non-Work Site Employee employed by Client, or of any other individual, including without limitation, any violation of any local, state and/or federal law, regulation, ordinance, directive or rule whatsoever, and all employment-related matters (including without limitation those aspects relating to employment, public access and public accommodation), the WARN Act, ERISA, all laws governing wages and hours (including without limitation: workers compensation, prevailing wage rate; exempt and non exempt status; child labor; and minimum wage and overtime matters).

(b) All indemnification shall survive the termination of this Agreement, for any reason, for a period of six (6) years.

8. **Government Investigations, Legal Actions or Inquiries**. Client Company acknowledges that it is essential to AlphaStaff's performance under this Agreement that AlphaStaff have complete knowledge of any government investigation or inquiry or private adversary action which could in any manner impact upon the types of duties contemplated by this Agreement. Client Company shall immediately notify AlphaStaff, in writing, upon the receipt of any information, notice or constructive knowledge of a pending or threatened government investigation, legal action or inquiry. For example, but not by limitation, an audit by the Bureau of Workers' Compensation could affect the performance of functions under this Agreement. Client Company represents that it has provided to AlphaStaff, prior to entering into this Agreement, full and complete disclosure, in writing, of any and all such administrative proceedings (including but not limited to third party liability actions, EEOC, NLRB, OSHA, DOL, NJDOL, NJ DCR (Division of Rights) and Wage and Hour matters), investigation, lawsuit, or other adversary proceeding, including those which are threatened as well as those not yet asserted, in which Client Company has been involved in any capacity during the five (5) years immediately proceeding the date hereof.

9. **Client Obligations and Rights**. (a) Client Company has the right to accept or cancel the assignment of any Work Site Employee. Client Company shall at all times comply with all applicable laws in making such decisions. Client Company shall at all times comply with the Family and Medical Leave Act ("FMLA"), the Americans with Disabilities Act ("ADA") and New Jersey's Law Against Discrimination ("NJ LAD"), where applicable, and Client Company's responsibilities to reinstate employees and in all other manner to comply with the FMLA, ADA and NJLAD requirements. Client Company shall abide by and comply with all applicable employment-related laws, ordinances and regulations (local, state and federal), including, but not limited to, those related to discrimination based on race, sex, disability, color, age, national origin, religion, marital status and union status, as well as those laws governing sexual harassment, and/or discrimination. As defined in Title 8 CFR 274a.1(g), Client Company shall engage the services of all Work Site Employees who are hired to perform services for Client Company, prior to the submission of Employee Forms concerning such Work Site Employees to AlphaStaff. Client Company shall be responsible for the verification, documentation and retention of Form I-9 for all Work Site Employees. If any Work Site Employee is required to be licensed, registered or certified under any federal, state, or municipal law or regulation, or to act under the supervision of such a licensed, registered or certified person or entity in performing the employee services, then any such Work Site Employee shall be deemed to be an employee of Client Company for such purposes but shall remain an employee of AlphaStaff for tax, benefits, unemployment and workers' compensation purposes if provided pursuant to this Agreement. Client Company shall also be solely responsible for verifying such licensure and/or providing such required supervision. All such requirements shall survive termination of this Agreement, for any reason. Client Company further agrees that it will, pursuant to law, conduct the permissible verification of all Work Site Employee eligibility to work in the United States and that it will undertake ongoing efforts to ensure that its workforce remains so eligible. The knowing hire of an unauthorized alien by Client Company is grounds for immediate termination of this Agreement by AlphaStaff pursuant to Paragraph 10(a). Should Client Company obtain actual knowledge that a Work Site Employee is an unauthorized alien, such knowledge shall immediately be conveyed to AlphaStaff via facsimile, e-mail, and overnight delivery and it shall be the responsibility of Client Company to immediately terminate the employment of such unauthorized alien upon receipt of such actual knowledge. Client Company shall be solely responsible for any actual knowledge which it may possess regarding the employment of any unauthorized alien which is not timely conveyed to AlphaStaff, as set forth herein. Client Company shall not utilize any unauthorized alien in any capacity whether as an employee, independent contractor, volunteer, or any other capacity, after it obtains actual knowledge of the unauthorized status of such individual. In addition, Client Company acknowledges that during the term of this Agreement, Client Company will be the sponsoring employer for purposes of petitioning or applying for immigration visas for the employment of an alien selected for hire as a Work Site Employee. Client Company understands and agrees that it is Client Company's responsibility to obtain and maintain any necessary visas and to pay all associated costs.

(b) Client Company shall obtain and provide to AlphaStaff on the last day of each pay period, records of actual time worked by each Work Site Employee, verify their exempt or nonexempt status and verify that all hours worked by the Work Site Employees that are reported to AlphaStaff are accurate and are in accordance with the requirements of the Fair Labor Standards Act and other laws administered by the U.S. Department of Labor's Wage and Hour Division and any applicable state law. These records submitted to AlphaStaff shall become the basis for AlphaStaff to issue all payroll checks. Prior to issuance of payroll deposits and checks, Client Company must review and verify the

accuracy of outgoing payroll information by phone or email. If Client Company does not verify or correct the report of outgoing payroll information within 8 hours of receipt, the information will be presumed accurate and Client Company assumes all responsibilities, legal, financial and otherwise, for mistakes or inaccurate information, no matter the cause of same. AlphaStaff shall not be responsible for incorrect, improper or fraudulent records of hours worked, or for improper determination of exempt status. Client Company is required to maintain hard copies of all time sheets submitted to it by work site employees. Client Company further has a responsibility to accurately report to AlphaStaff an employee's benefit eligibility status (including, but not limited to, part-time, full-time, regular, temporary leave status, etc.), if relevant to benefit class.

(c) AlphaStaff shall, for the duration of this Agreement, be entitled to full payment of its fees with regard to any Work Site Employee who commences employment with AlphaStaff as a co-employee and whose co-employment relationship is, at any time thereafter, ended and yet who remains employed by Client Company as an employee outside of the co-employment relationship. Client Company shall not pay wages directly to work site employees and/or issue net checks without the knowledge and prior written agreement of AlphaStaff. Client Company's failure to comply with the provisions of this Section 9(c) is considered a material breach of this Agreement entitling AlphaStaff to an immediate right to terminate pursuant to Paragraph 10.

(d) Complaints, allegations or incidents of any discrimination or harassment claims, tortious misconduct, workplace safety violations, "whistleblower" allegations or labor grievances of any kind, regardless of the source, must be reported by Client Company to AlphaStaff immediately upon becoming known to Client Company or any possible insurance coverage may be compromised. Client Company further agrees to cooperate with and assist AlphaStaff in the investigation of any such complaints, allegations or incidents. Client Company warrants that it is not currently aware of any facts or incidents that could lead to an employment practices liability claim.

(e) Client Company assumes exclusive responsibility for, and shall comply with the Worker Adjustment and Retraining Notification Act ("WARN") and shall provide AlphaStaff with at least ninety (90) days notice prior to effecting any plant closing or mass lay-off as defined in WARN.

(f) As required by AlphaStaff's workers' compensation policy, Client Company shall cooperate with AlphaStaff in establishing and maintaining a drug-free workplace in accordance with the then current AlphaStaff Substance Abuse Policy, as may be amended from time to time.

(g) Client Company shall make available to AlphaStaff and its workers' compensation insurer the Client Company's records and worksite(s) to verify job duties, Work Site Employee compensation, working conditions, and compliance with safety requirements during the term of this Agreement. Client Company shall also provide the workers' compensation insurer the right to inspect and audit the Client Company's records and worksite(s) for up to one year after the end of any policy period, even if this Agreement has been terminated. Client Company acknowledges that neither AlphaStaff nor any workers' compensation insurer warrants the result of any such inspection or the absence thereof, or that the operations and/or premises are in compliance with any health and safety laws, regulations, ordinances, directives or rules.

(h) Client Company shall transmit and use personal and confidential work site employee and other information in a manner that is designed to protect the integrity and confidentiality of such information. Client Company further agrees to take reasonable measures to ensure that such information is protected against unauthorized disclosure. Personal and confidential information includes, but is not limited to, an employee's first name or first initial and last name in combination with one or more of the following: (1) Social Security numbers; (2) driver's license or state ID card numbers; (3) account, credit or debit card numbers; and (4) employee benefit, insurance and health information. Client Company acknowledges and agrees that AlphaStaff will not be liable for any damages, including but not limited to direct or indirect, special, incidental or consequential damages that result from Client Company's failure to abide by the terms of this provision.

10. **Termination.** This Agreement may be terminated as follows and as otherwise specified herein:

(a) AlphaStaff may at any time immediately terminate this Agreement and/or withhold its services (i) in the event of a breach by Client Company of any of the terms of this Agreement; (ii) if for any reason payment for any fees due and payable to AlphaStaff is not made when due and/or Client Company fails to report payroll when scheduled; (iii) in the event AlphaStaff determines, in its sole discretion, that Client Company provided to AlphaStaff any false or misleading information regarding any material fact related to this Agreement or the services rendered by AlphaStaff pursuant to its terms; (iv) if AlphaStaff determines in its sole discretion that a material adverse change has occurred in the financial condition of Client Company or that Client Company is unable to pay its debts as they become due in the ordinary course of business; (v) in the event of any federal, state, or local legislation, regulatory action, or judicial decision, adversely affects AlphaStaff's interest under this Agreement; (vi) in the event there arises a material and adverse change in the workers' compensation experience of the Client Company; (vii) in the event AlphaStaff determines that Client Company intentionally failed to accurately report all hours worked by Work Site employees, directly paid undisclosed wages and other compensation to Work Site employees or former AlphaStaff co-employed Work Site employees, and (viii) in the event of the cancellation and withdrawal (or threatened cancellation and withdrawal) of insurance coverage by AlphaStaff's insurance carriers with respect to Client Company matters. This termination is not AlphaStaff's sole remedy for Client Company's breach and AlphaStaff retains all other remedies available to it pursuant to this Agreement or to law;

(b) Client Company may terminate this Agreement (i) in the event of a material breach of this Agreement by AlphaStaff, by providing not less than thirty (30) days written notice specifying such breach in reasonable detail, unless within the period of such notice all breaches specified therein shall have been remedied ("cure period"), or (ii) in the event AlphaStaff provides written notification to Client Company of an upward service fee adjustment pursuant to page one (1) of this Agreement, by providing , written notice of termination within fourteen (14) days after receipt of such service fee adjustment notice. In the event of termination for a material breach by AlphaStaff, the termination shall be effective not earlier than the end of the 30-day cure period if the default has not been cured.

(c) The Agreement also may be terminated by mutual agreement of the parties. Such Agreement must take the form of a written mutual termination agreement, signed by both parties. Such termination does not relieve Client Company of its obligations to AlphaStaff through the effective date of termination. All outstanding fees will be due upon termination.

11. **Effect of Termination**. (a) Upon termination of this Agreement, for any reason, or should Client Company fail to timely pay AlphaStaff for its services, all of the Work Site Employees shall be deemed to have been laid off by AlphaStaff and immediate notification of this shall be provided by Client Company to the Work Site Employees. Client Company shall immediately assume all federal, state and local obligations of an employer to the Work Site Employees which are not in conflict with state or federal law, and shall immediately assume full responsibility for providing workers' compensation coverage. AlphaStaff shall immediately be released from such obligations as are permitted by law. It is the intent of the parties that, where allowed by law, they be placed in their respective positions immediately before the parties entered into this Agreement in the event of a termination or Client Company's failure to pay AlphaStaff. If for any reason (whether or not required by applicable law) AlphaStaff makes any payment to any of the Work Site Employees after this Agreement has been terminated, AlphaStaff shall be entitled to full reimbursement for such expenditures.

(b) Upon termination of this Agreement for any reason, Client Company shall cooperate with AlphaStaff in giving notice to the Work Site employees that (i) this Agreement has ended; (ii) AlphaStaff is no longer responsible for the employee's wages and benefits (if any); (iii) that the employment relationship with AlphaStaff has ended; and iv) the employees are no longer covered under AlphaStaff's workers' compensation insurance, EAP or other programs.. Client Company shall also immediately upon termination of this Agreement notify, in writing, all Work Site Employees of the termination of this Agreement and inform them that they are no longer covered by AlphaStaff's workers' compensation policy.

(c) Termination pursuant to Paragraph 10(a) shall not relieve Client Company of any obligation set forth herein, including but not limited to its payment obligations to AlphaStaff. Upon notice of termination AlphaStaff will have the discretion to adjust payment terms as set forth herein. All outstanding administrative and departmental fees, plus interest, will be due upon termination, based upon the administration fee, gross estimated payroll (or the number of employees in the case of a per check administration fee) and the number of payroll cycles remaining on the term of the Agreement.

(d) Upon termination of this Agreement, AlphaStaff will provide Client Company a copy of the Work Site Employees' workers' compensation claims loss data for the term of this Agreement within 15 days of receipt of written request therefore, provided such written request is received within 90 days of termination of this Agreement, unless otherwise required by law.

(e) Upon termination, Client Company will be charged a benefits administrative fee of $250 per each Work Site employee (or beneficiary of a Work Site employee) who elects COBRA continuation coverage under any group health plan sponsored by AlphaStaff. This benefits administrative fee reimburses AlphaStaff for its administrative costs that are not otherwise covered. This benefits administrative fee does not reduce or replace the premiums that are required to be paid to the group health plan for COBRA coverage. Client Company will be invoiced for this amount and payment is due to AlphaStaff within twenty (20) days of mailing of the invoice. Client Company further agrees if its relationship with AlphaStaff is terminated prior to the end of a period of coverage under the Medical Expense Reimbursement Plan, Client Company will reimburse AlphaStaff for qualifying medical expenses reimbursed by AlphaStaff during such period of coverage to the extent the expense reimbursed by AlphaStaff exceeds the amounts withheld from the worksite co-employees' compensation during the period of coverage.

12. **EPLI**. As of the Effective Date of this Agreement, AlphaStaff has secured Employment Practice Liability Insurance (EPLI) that provides coverage for certain employment-related claims involving Work Site Employees. Nothing in this Agreement is intended to create rights to insurance in addition to the terms of such insurance policy which is meant to solely be applicable to Work Site Employees and to no other employees who may be employed outside the terms of this Agreement. To the extent the provisions of this Agreement conflict with such policy, the provisions of the EPLI shall control. The current terms of the EPLI policy provides coverage which is subject to annual limits (including limits applicable to claims in the aggregate made by all AlphaStaff employees against AlphaStaff and all AlphaStaff clients) and deductibles, among other terms and conditions contained in the EPLI policy. In the event that EPLI becomes unavailable on terms acceptable to AlphaStaff (in AlphaStaff's sole discretion), Client Company will be notified of the cancellation of such insurance in accordance with the terms of the insurance policy. Client Company shall bear the cost of any deductible regardless of whether or not AlphaStaff is named in any claim covered by the policy. AlphaStaff shall have exclusive control over the selection of legal counsel regarding claims that are covered by the policy.

13. **Covenant Not to Employ**. Client Company agrees that, while this Agreement is in effect and for a

period of one (1) year following termination, it shall not solicit or extend an offer of employment, nor in fact employ, any person that served as an employee of AlphaStaff at any time this Agreement was in effect without prior written consent of AlphaStaff. This covenant not to employ shall not apply, and shall not restrict, the Client Company from hiring Work Site Employees at any time following the termination of this Agreement.

14. **General Provisions**. (a) Client Company acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement including but not limited to any statement made by any agent of AlphaStaff. Client Company acknowledges that AlphaStaff has made no promise or representation concerning whether AlphaStaff's services will improve the performance of Client Company's business.

(b) Client Company acknowledges that AlphaStaff shall not be liable for any Client Company loss of business, goodwill, profits, or other damages.

(c) Client Company specifically authorizes AlphaStaff to conduct a credit and background reference check on Client Company and such officers of Client Company as AlphaStaff deems appropriate for personal guarantees and in compliance with the requirements of law. Client Company also specifically authorizes AlphaStaff to conduct, and shall cooperate with AlphaStaff in conducting, pre-employment background investigations (or post-employment investigations with continued employment contingent on satisfactory results) of employees in significant risk job positions, as determined by AlphaStaff and its workers' compensation insurer. Client Company shall provide all necessary disclosures and signed consents to the background checks from such officers, consistent with the Fair Credit Reporting Act and applicable state law.

(d) Client Company may not assign this Agreement nor its rights and duties hereunder, nor any interest herein, without the prior written consent of Alpha Staff. In the event a sale of substantially all of the assets or ownership interests of the Client Company, by merger or otherwise, this Agreement will remain in full force and effect with all rights and obligations unaffected. Notwithstanding the foregoing, AlphaStaff shall reserve the right to adjust its pricing in the event that the Client Company, as a result of such sale or merger, increases or decreases the number of its Work Site Employees by more than 25%.

(e) Client Company acknowledges and agrees that AlphaStaff is not engaged in the practice of law or the provision of legal services, and that Client Company alone is completely and independently responsible for its own legal rights and obligations. Client Company is specifically encouraged to retain its own legal counsel regarding its fiduciary and other obligations with respect to Client Company sponsored benefit programs.

(f) This Agreement constitutes the entire agreement between the parties with regard to this subject matter and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement may be changed only by a written amendment signed by both parties.

(g) The failure by either party at any time to require strict performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, or any part thereof, or prejudice either party as regards to any subsequent action.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(i) In the event of any lawsuit or other proceeding to enforce the provisions of this Agreement, any party who shall prevail in such lawsuit or other proceeding shall be entitled to an award of its costs and reasonable attorney's fees incurred at all levels of proceedings.

(j) Any notice or demand given hereunder shall be accomplished by the personal delivery in writing (with written receipt) or by other delivery with proof of delivery or attempted delivery to the address set forth herein for the other party, and shall be deemed effective upon proof of attempted delivery (actual delivery to be made as soon as is practicable following attempted delivery).

(k) No rights of any third party are created by this Agreement and no person not a party to this Agreement may rely on any aspect of this Agreement notwithstanding any representation, written or oral, to the contrary.

(l) In the event that any provision contained in this Agreement is held to be unenforceable by a court of competent jurisdiction, the validity, legality, or enforceability of the remainder of this Agreement shall in no way be affected or impaired thereby.

(m) **NO TRIAL BY JURY.** THE PARTIES (BY THEIR ACCEPTANCE HEREOF) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTES BASED ON OR ARISING OUT OF THIS AGREEMENT.

(n) AlphaStaff will notify, in writing, all Work Site Employees of this Agreement at the inception and termination of this Agreement and shall inform them upon termination that they are no longer employed by AlphaStaff or covered by its workers' compensation policy.

(o) Client Company represents that it has disclosed to AlphaStaff the identity of all existing employees who are union members or who are subject to any collective bargaining agreement at any Client Company worksite. Any responsibility and/or liability with regard to any union contract and with regard to any employment contract between Client Company and any Work Site Employee shall be the exclusive responsibility and/or liability of Client Company and AlphaStaff shall not be a party to any such contract. Client Company shall

continue to honor and abide by the terms of any applicable collective bargaining agreements, and upon expiration thereof, any obligations of the Client Company to bargain in good faith in connection with such collective bargaining agreements shall not be affected in any manner by this Agreement. AlphaStaff will have no responsibility or liability in connection with or arising out of any such employment contract, except to prepare payments and to pay any such employee who is a party to such a contract, in conformity with information and prior payments provided by Client Company. With respect to any employment contract between Client Company and any Work Site Employee, and with regard to any union contract, Client Company shall be acting solely on its own volition and responsibility with regard to all aspects of any such contract. The Parties agree that AlphaStaff is not and will not become a paying entity or contributing employer within the meaning of the Multi-Employer Pension Plan Amendment Act and does not and will not have any withdrawal liability under this Act or any comparable law.

(p) With respect to any dispute concerning the meaning of this Agreement, this Agreement shall be interpreted as a whole with reference to its relevant provisions and in accordance with its fair meaning. Both parties agree that they have had ample opportunity to review this Agreement and consult with an attorney of their choosing if they opt to do so. Thus, this Agreement shall be interpreted as if it had been prepared jointly by the parties, and not construed against any party as being the primary drafter thereof.

(q) This Agreement shall be valid and enforceable only upon signature by an authorized officer of AlphaStaff.

(r) This Agreement may be executed in one or more faxed counterparts, all of which shall be considered one and the same agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(s) Collective bargaining agreements will not be disturbed by the PEO arrangement.

Exhibits to AlphaStaff Service Agreement

Exhibit 1
to
Service Agreement

Retention of Client Company Section 125 Plan

(Client Company is to execute this Exhibit if it is retaining its own Section 125 Plan.)

Client Company maintains a section 125 cafeteria plan and has requested that AlphaStaff treat worksite employee salary reduction contributions made pursuant to such section 125 cafeteria plan as pre-tax contributions under section 125 of the Internal Revenue Code.

Client Company understands that the ability of AlphaStaff to treat worksite employee contributions under the section 125 cafeteria plan as pre-tax contribution depends upon the accuracy of the following representations. Client Company represents that its section 125 cafeteria plan document complies with applicable law. Client Company represents that all benefits made available under the section 125 cafeteria plan are "qualified benefits" that can be made available under a section 125 cafeteria plan. Client Company represents that it has operated, and will continue to operate, its section 125 cafeteria plan in accordance with applicable law. Client Company represents that it has valid participant salary reduction contribution elections.

Client Company acknowledges that it is the sole sponsor of the section 125 cafeteria plan and that AlphaStaff assumes no obligation or responsibility to any worksite employees for the section 125 cafeteria plan.

Client Company:

Advaxis

By: [signature]

VP FINANCE

Title

Exhibit 2
to
Service Agreement

NA

Indemnification Agreement Relating To Client Sponsored Medical Plan

(Client Company is to execute this Exhibit if Client Company maintains and sponsors a medical insurance plan or other related benefit plan and will continue to so maintain. If Client Company does not provide benefits at all, Client Company does not need to sign this Exhibit).

The Client Company and AlphaStaff, Inc. and/or its affiliates ("AlphaStaff") have entered into a co-employment relationship. The Client Company sponsors and maintains a medical insurance plan or other related benefit plans (the "Plan") and wishes to continue offering the Plan to its co-employees.

Client Company wishes to have AlphaStaff deduct and credit Client Company the co-employees' share of premiums with respect to the Plan. AlphaStaff agrees to deduct and credit co-employee's premiums subject to the terms of this Agreement.

Client Company will be the sole sponsor of the Plan. AlphaStaff shall not be a sponsor of the Plan in any manner and AlphaStaff's relationship to the Plan is limited to the deduction and crediting of co-employee premiums to Client Company. AlphaStaff assumes no obligation or responsibility to any co-employees, participants or beneficiaries for administration of the Plan including any act of, or failure to act, on the part of the administrator of the Plan. Further, AlphaStaff has no administrative duties or fiduciary responsibility in connection with the Plan.

AlphaStaff shall be entitled to rely solely on instructions from the Client Company or the insurance company in the deductions and credits of co-employee premiums.

Client Company continues to hold all duties and expenses of establishing, maintaining and terminating the Plan including, but not limited to, annual information returns (Form 5500s), employee communication materials, claims administration and compliance with any applicable state and federal laws. Client Company represents to AlphaStaff that it has and will continue to take all actions necessary to establish and operate the Plan in a manner that satisfies the requirements of any applicable state and federal laws. Client Company represents that it will maintain a plan for benefits. Client Company must provide AlphaStaff with notice of termination of a Client Company sponsored plan.

Client Company, as sponsor and plan administrator of the Plan, hereby agrees on behalf of itself, the Plan and the Plan's participants and beneficiaries that the duties and liabilities of AlphaStaff, its affiliated companies, its employees, officers, directors, agents and advisors in connection with this Plan are limited as described in this Agreement.

Client Company hereby indemnifies and holds harmless AlphaStaff, its affiliated companies, its employees, officers, directors, agents and advisors from and against any and all loss, damages, claims, demands, costs and causes of action resulting from any act or conduct, including failure to act, in connection with the Plan, including all expenses reasonably incurred in their defense, in case the Client Company fails to provide such defense. Client Company's indemnification and hold harmless agreement in this paragraph includes, but is not limited to, any and all losses, damages, claims, demands, costs and causes of action resulting from the administrative operation of the Plan; the application of any applicable state or federal laws including, but not limited to, COBRA, FMLA, HIPAA, MHPA, etc.; breaches of fiduciary duty with respect to the Plan; consequences arising from compliance with instructions of the Client Company or insurance company; reporting and disclosure requirements of ERISA and the Internal Revenue Code; federal, state or local income, payroll, or other tax consequences that may result from Client Company's sole sponsorship and administration of the Plan and AlphaStaff's withholding and transmittal of premiums with respect to the Plan.

In the event that any legal proceeding shall be instituted or that any claim or demand shall be asserted by any third party with respect to the obligation to indemnify contained in this Agreement, then AlphaStaff shall give written notice thereof to the Client Company, and the Client Company shall have the right at its expense to be represented by counsel of its choice in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand. Furthermore, AlphaStaff shall tender to the Client Company the right to assume the defense of AlphaStaff in connection with any such legal proceeding, claim or demand and to select counsel of the Client Company's choice to represent AlphaStaff in connection therewith, subject to the approval by AlphaStaff of such counsel. Furthermore, AlphaStaff shall not settle any such claim, legal proceeding or demand without 15 days prior notice to and consent of the Client Company.

Client Company:

By:____________________________________

____
Title

Exhibit 3
to
Service Agreement

NA

Limited Benefits Administration for Client Sponsored Plans

(Client Company is to execute this Exhibit if it wishes AlphaStaff to provide limited administration for a Client sponsored Group Health Plan.)

Client Company agrees that with respect to the benefit plans, it is responsible for:

- All employee reporting that impacts benefit plan administration (new hires, rehires, terminations, status changes, etc.) on a timely basis,
- Distribution of enrollment and benefit plan materials to eligible participants
- Plan sponsor duties for their worksite employer/client sponsored benefit plan which includes although may not be limited to:
  - Governmental filings (i.e., 5500s) and notices (COBRA, HIPAA, Medicare Part D, WHCRA, MHPA, etc.) and audits if required
  - Distribution of summary plan descriptions, summary annual reports, certificates of coverage, etc.
  - Informing employees of the appeals process related to claim filing and/or payment

AlphaStaff is responsible for:

- Working with the worksite employer/client, insurance carriers, voluntary plan administrators and client's employees and providing day to day limited benefits support as follows:

  Enrollment and Eligibility Services – AlphaStaff will set-up each plan's benefit rules in accordance with the Client Company's sponsored contract and administer according to the carrier's guidelines. For new hires with waiting periods greater than 60 days, AlphaStaff will prepare a monthly mailing to Client Company with a list of eligible employees to accompany packets mailed to clients for distribution to employees at the worksite location. For new hires with waiting periods less than 60 days, a supply of enrollment packets will be provided for the worksite employer/client to have on hand. Any request for enrollment materials to be sent directly to employees' homes will incur costs that will be passed through to Client Company via a monthly invoice.

  Carrier Invoice Reconciliation - AlphaStaff will invoice the worksite employer/ Client Company at the beginning of each month for all benefits that are being administered and remit payment to the specified carrier each month. Any adjustments that cannot be reconciled will be charged to the Client Company.

  - **Specialized Customer Service** – AlphaStaff providers customer service and assistance to worksite employer/client, agency/broker and/or employees and administers worksite employer/client sponsored plan in accordance with worksite employer/client direction regarding IRC §125 or plan document

  COBRA Administration – AlphaStaff provides assistance with COBRA requirements.

Both parties contemplate that the agency/broker will have independent responsibilities as will Captive Insurance.

Client Company:

Advaxis

By:______________________________

Title:_____________________________

Exhibit 4
to
Service Agreement

Agreement To Deduct and Credit Deferrals of Client Sponsored 401(K) Plan

(Client Company is to execute this Exhibit if Client Company sponsors and maintains, and will continue to sponsor and maintain, its own 401K plan).

Advaxis, (the "Client Company") sponsors and maintains the [**NAME PLAN**] Plan, a single employer qualified 401(k) plan or other qualified retirement plan (the "Plan"), for its employees.

The Client Company has entered into a co-employment relationship with AlphaStaff, Inc. ("AlphaStaff").

The Client Company wishes to continue to sponsor and offer the Plan to its co-employees and wants AlphaStaff to deduct and credit to the Client Company salary deferrals elected by the co-employees ("deferrals"). AlphaStaff agrees to deduct and credit the deferrals subject to the terms of this Agreement. This Exhibit 4 supersedes Section 4(d) of the Service Agreement.

Client Company will be the sole sponsor of the Plan. AlphaStaff shall not be a sponsor of the Plan in any manner and AlphaStaff's relationship to the Plan is limited to the deduction and crediting of deferrals to the trustee of the trust under the Plan. AlphaStaff assumes no obligation or responsibility to any co-employees, participants or beneficiaries for administration of the Plan including any act of, or failure to act, on the part of the administrator of the Plan. Further, AlphaStaff has no administrative duties or fiduciary responsibility in connection with the Plan.

AlphaStaff shall be entitled to rely solely on instructions from the Client Company in the deducting and crediting of employee deferrals. AlphaStaff assumes no responsibility for ascertaining whether such instructions comply with the Plan or any applicable laws. Any deferral contribution credits made to the Plan by AlphaStaff on behalf of the co-employees shall be treated as if they were contributed by the Client Company for purposes of any required qualification testing under the Plan and not as if the deferrals were contributed by AlphaStaff.

AlphaStaff shall provide to the Client Company or its agents or designees all information reasonably requested by the Client Company for purposes of administering the Plan, including providing such information following termination of the co-employment relationship.

Client Company continues to hold all duties and expense of establishing, maintaining and terminating the Plan including, but not limited to, annual discrimination testing, annual information returns (Form 5500s), employee communication materials and all investment management and monitoring. Client Company represents to AlphaStaff that it has and will continue to take all actions necessary to establish and operate the Plan in a manner that satisfies the requirements of ERISA and the Internal Revenue Code for the Plan to be tax qualified. Client Company also represents that it has obtained and will continue to receive advice from qualified advisors in connection with its maintenance of the Plan.

Client Company, as sponsor and plan administrator of the Plan, hereby agrees on behalf of itself, the Plan and the Plan's participants and beneficiaries that the duties and liabilities of AlphaStaff, its affiliated companies, its employees, officers, directors, agents and advisors in connection with this Plan are limited as described in this Agreement

Client Company hereby indemnifies and holds harmless AlphaStaff, its affiliated companies, its employees, officers, directors, agents and advisors from and against any and all loss, damages, claims, demands, costs and causes of action resulting from any act or conduct, including failure to act, in connection with the Plan or its related trust, including all expenses reasonably incurred in their defense, in case the Client Company fails to provide such defense. Client Company's indemnification and hold harmless agreement in this paragraph includes any and all loss, damages, claims, demands, costs and causes of action resulting from the administrative operation of the Plan; tax qualified status of the Plan; breaches of fiduciary duty with respect to the Plan or its related trust; consequences arising from compliance with instructions of the Client Company; reporting and disclosure requirements of ERISA and the Internal Revenue Code; federal, state or local income, payroll, or other tax consequences that may result from Client Company's sole sponsorship and administration of the Plan and AlphaStaff's withholding and transmittal of deferrals to the Plan.

In the event that any legal proceeding shall be instituted or that any claim or demand shall be asserted by any third party with respect to the obligation to indemnify contained in this Agreement, then AlphaStaff shall give written notice thereof to the Client Company, and the Client Company shall have the right at its expense to be represented by counsel of its choice in connection with the defense, negotiation or settlement of any such third party legal proceeding claim or demand. Furthermore, AlphaStaff shall tender to the Client Company the right to assume the defense of AlphaStaff in connection with any such legal proceeding claim or demand and to select counsel of the Client Company's choice to represent AlphaStaff in connection therewith, subject to

the approval by AlphaStaff of such counsel. Furthermore, AlphaStaff shall not settle any such claim, legal proceeding or demand without 15 days prior notice to and consent of the Client Company.

IN WITNESS WHEREOF, this Agreement is executed on the dates indicated below.

For Client Company:

Advaxis

By: ____________________

VP FINANCE

Title

Date: 12-1-2009

Exhibit 5
to
Service Agreement
RESERVED

Exhibit 6
to
Service Agreement

Personal Guaranty

(Client Company must always execute this exhibit)

This Agreement is entered into this 5 day of December, 2008, by and between AlphaStaff, Inc. (hereafter referred to as "AlphaStaff") and Thomas Moore, (hereafter referred to as "Guarantor").

In consideration of the promises of the parties contained in this Agreement, the parties agree as follows:

WHEREAS, Guarantor acknowledges that Guarantor is a direct beneficiary of the Service Agreement entered into between AlphaStaff and ADVAXIS, INC ("Client Company") on this 5 day of December, 2008 and understands that AlphaStaff would be unwilling to enter into or continue the Service Agreement without this Personal Guaranty being signed, and

WHEREAS, Guarantor is desirous of ensuring the fulfillment of all obligations of Client Company, accordingly:

a. Guarantor agrees that in the event Client Company has not fully complied with all requirements of the Service Agreement, including but not limited to the failure to timely make all payments due AlphaStaff pursuant to the Service Agreement, Guarantor agrees that Guarantor will upon demand by AlphaStaff pay to AlphaStaff all such payments not made by Client Company and in all other respects will guarantee fulfillment of the obligations of Client Company as set forth in the Service Agreement. This Guaranty shall be applicable to all obligations of Client Company to AlphaStaff and includes but is not limited to all obligations of Client Company which become due to AlphaStaff by Client Company.

b. This Guaranty is an absolute and unconditional guarantee of payment and of performance. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on AlphaStaff's part of any kind or nature whatsoever against Client Company, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance or any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no manner be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by AlphaStaff against Client Company, or against Client Company's successors and assigns, of any of the rights or remedies reserved to AlphaStaff pursuant to the provisions of said Service Agreement with Client Company, or by relief to Client Company from any of Client Company's obligations under the Service Agreement, or otherwise by: (a) the release or discharge of Client Company in any creditors' proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Client Company or any bankruptcy, or of any remedy for the enforcement of Client Company's said liability under the Service Agreement, resulting from the operation of any present or future provision of the National Bankruptcy Act or any other statute, or from the decision of any court; or (c) the rejection or disaffirmance of the Service Agreement in any proceedings. This Guaranty shall survive the termination of any Service Agreement between AlphaStaff and Client Company.

AGREED TO this 5 day of December, 2008.

By: [signature]

Guarantor

CEO & Chairman

Print Name, Title

ALPHASTAFF
Simplifying Business, Benefiting People

Date: ______

VIA Overnight Mail

Fax: 609-777-4926

New Jersey Department of Labor and Workforce Development
Employer Status Unit
1 John Fitch Plaza
PO Box 110
Trenton, NJ 08625-0110

Re: Change of addresses

Dear Sir/Madam:

Please be advised that the employer (s) listed herein is changing its mailing address and has authorized Alphastaff to receive and respond to confidential information regarding unemployment insurance claims filed by its employees. Claims and determinations should be sent c/o Alphastaff, 800 Corporate Dr. Suite 600, Fort Lauderdale Florida 33334. I am the contact person and my information is below. The entities and their SUI numbers are as follows. By their acknowledgement at the bottom of this letter, the employer authorizes Alphastaff to act as its attorney-in-fact to represent it in all matter regarding unemployment insurance claims.

Name and Address of the firm authorizing the change: ADAXIS, INC.
675 Route One
NORTH BRUNSWICK, NJ 08902

FIEN: ______ SUI: ______

If you should need anything else, please do not hesitate to contact me. My direct number is (954) 267-1850. Thank you for your attention to this matter.

Sincerely,

Chauncey Gainer
Unemployment Claims Specialist
Direct Dial 954-267-1850
Fax 866-589-0851
Email: cgainer@alphastaff.com

Authorized representative for the Employer/Taxpayer

Fred Cobb
Name

[signature]
Signature

Vice President Finance
Title

12-1-08
Date

ADVAXIS

Advaxis, Inc.
Technology Centre of NJ
675 U.S. Highway One
North Brunswick, NJ 08902
Phone #732.545.1590
Fax #732.545.1084

December 1, 2008

State of New Jersey
PO Box 632
Trenton, NJ 08646-0632

Re: Advaxis, Inc.
Tax ID #841-521-955/000

Dear Sirs,

Please be advised that AlphaStaff, a registered Professional Employer Organization, has been engaged by Advaxis, Inc. to perform all of our human resources functions, including payroll and the filing and remitting of payroll taxes. As of December 22, 2008, AlphaStaff will be the employer of record and all payroll taxes will be remitted by AlphaStaff. As of December 22, 2008 there are no longer employees under Advaxis, Inc.'s account #841-521-955/000. Please make our account inactive as of December 22, 2008.

Sincerely,

Fredrick Cobb
VP Finance

FC/ss